January 3, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549

     RE:  Templeton Global Investment Trust
          (File No. 33-73244)

Dear Sirs:

     Enclosed for filing pursuant to Rule 497(e) under the Securities Act of 1933 is a copy of a supplement dated January 2, 1996, to the Prospectus of Templeton Americas Government Securities Fund (a series of Templeton Global Investment Trust) dated July 10, 1995 as supplemented July 26, 1995,
August 8, 1995, October 2, 1995 and December 5, 1995.

Sincerely,


/s/ JOHN K. CARTER
John K. Carter
Associate Counsel